Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Local Corporation

Irvine, California

We hereby consent to the incorporation by reference in this registration statement of our report dated March 28, 2014, relating to the consolidated financial statements and schedule of Local Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the registration statement.

/s/ BDO USA, LLP

Costa Mesa, California

June 11, 2014